                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Specialty Paperboard, Inc. of our report dated August 28, 1996 relating to the statements of income and accumulated deficit and of cash flows of Arcon Coating Mills Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts".



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Melville, New York
February 6, 1997